FIRST AMENDMENT
                                      TO
                               AGREEMENT OF SALE

     THIS AGREEMENT, made and entered into as of the 16th day of August, 1996, by and between LAUTREC A. & D., L.L.C., a Michigan limited liability company, on behalf of an entity to be formed ("Purchaser"), and KNOLLWOOD VILLAGE
PARTNERS, an Illinois limited partnership ("Seller"), amends that certain Agreement of Sale between Purchaser and Seller dated July 27, 1996 (the "Agreement"), as follows:

     1. Paragraph 1 is amended such that the Purchase Price shall be Twenty Two Million Two Hundred Fifty Thousand ($22,250,000) Dollars.

     2.   Paragraph 4.1 is amended to read as follows:

          In addition to the costs set forth in Paragraphs 3.1 and 3.2, Seller shall pay for the cost of the documentary stamps and transfer taxes to be paid with reference to the "Deed" (hereinafter defined) and Purchaser and Seller shall each pay for one-half (1/2) of all other intangible, recording, sales tax and surtax imposed by law with reference to any other sale documents delivered in connection with the sale of the Property to Purchaser and all other charges of the Title Insurer in connection with this transaction.

     3. Paragraph 26 is amended such that the Purchase Price shall be allocated as follows:

          Land, buildings & personal property          19,750,000
          Noncompetitive Covenant                       1,000,000
          Goodwill                                      1,500,000
                                                  --------------------
                                                       22,250,000

     4.   Paragraph 27.1 is amended to read as follows:

          Seller will cooperate with Purchaser, at no cost to Seller, in cancelling any service contracts which may be canceled in accordance with their terms if Purchaser so elects. Seller shall not amend or extend any service contract between the date hereof and the date of closing without the prior written consent of Purchaser.

      5. Except as modified herein, the Agreement shall remain in full force and effect.
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     IN WITNESS WHEREOF, the parties hereto have put their hand and seal as  of the date first set forth above.


PURCHASER                          SELLER

LAUTREC A&D, L.L.C.                KNOLLWOOD VILLAGE PARTNERS

                                   By:  Knollwood Village, Inc.,
                                        its General Partner

By:  /s/ Spencer M. Partrich            By:  /s/ James E. Mendelson
     ---------------------------             -----------------------------
     Spencer M. Partrich, Member                 Jim Mendelson
                                                 Authorized Agent
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